Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Contracted Services, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Corn, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CONTRACTED SERVICES, INC.

/s/:  John L. Corn

JOHN L. CORN,

Chief Executive Officer

Chief Financial Officer

May 15, 2009